Page 11 of 89 pages

                              EXHIBIT E

                              AGREEMENT

                      JOINT FILING OF SCHEDULE


     The undersigned hereby agree to jointly prepare and file with Regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Xplor Corporation and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


                                       /s/ J. Morton Davis
Date:    May 29, 1997                  _____________________________
         New York, New York               J. Morton Davis



                                        /s/ Rosalind Davidowitz
Date:    May 29, 1997                  _____________________________
         New York, New York              Rosalind Davidowitz



                                          RIVKALEX CORPORATION


                                           /s/ Rosalind Davidowitz
Date:    May 29, 1997                  By:_____________________________
         New York, New York                Rosalind Davidowitz





                                     D.H. BLAIR INVESTMENT BANKING CORP.



                                        /s/ David Nachamie
Date:    May 29, 1997                By:_____________________________
         New York, New York               David Nachamie
                                          Treasurer




                                       PARLIAMENT HILL CORPORATION



                                        /s/ David Nachamie
Date:    May 29, 1997                By:_____________________________
         New York, New York               David Nachamie
                                          President